Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-106656 on Form S-8 of First BanCorp. of our report dated June 29, 2023 appearing in this Annual Report on Form 11-K of The FirstBank 401(k) Retirement Plan for Residents of Puerto Rico for the year ended December 31, 2022.

/s/ Crowe LLP

Oak Brook, Illinois

June 29, 2023